                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                           AMENDMENT NO. 1 TO FORM 8-K
                                 ---------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 18, 2005

                             TENTHGATE INCORPORATED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                     000-51059                  20-2976749
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.) (IRS EMPLOYEE IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                         44050 Ashburn Plaza, Suite 195
                             Ashburn, Virginia 20147
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  941-359-5930
                            (ISSUER TELEPHONE NUMBER)

                                 EDMONDS 5, INC.
                            (FORMER NAME AND ADDRESS)

         ===============================================================

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the
Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future",
"intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE MERGER AGREEMENT

On August 18, 2005 (the "Effective Date"), pursuant to a Plan of Merger between
Tenthgate, Inc. ("Tenthgate"), a private Nevada corporation, and Edmonds 5, Inc.
("Edmonds") (the "Agreement") Tenthgate was merged into Edmonds, the surviving corporation. Pursuant to the Agreement, each share of outstanding common stock of Tenthgate was converted into and exchanged for one share of Edmonds common stock, par value $0.001 per share. Immediately following the effective date, the name of the Surviving Corporation was changed to "Tenthgate Incorporated", a
Delaware Corporation. This merger was approved by the unanimous consent of our
Board of Directors on May 16, 2005.

ITEM 2.01 COMPLETION OF MERGER OR DISPOSITION OF ASSETS

On August 18, 2005 (the "Effective Date"), pursuant to a Plan of Merger between
Tenthgate Incorporated ("Tenthgate"), a private Nevada corporation, and Edmonds
5, Inc. ("Edmonds") (the "Agreement") Tenthgate was merged into Edmonds, the surviving corporation. Each share of common stock, par value $0.001 per share, of Tenthgate outstanding at the Effective Time which is properly endorsed, was converted into and exchanged for one share of Edmonds' common stock, par value
$0.001 per share.

The articles of incorporation and the by-laws of Tenthgate from and after the
Effective Time are the articles of incorporation and the by-laws of the Edmonds until they are amended. They are attached to the Merger Agreement as Exhibit A.

The authorized capital stock of Tenthgate consists of 150,000,000 shares of
Tenthgate Common Stock, and 50,000,000 shares of Preferred Stock, $0.001 par value, of which 12,199,600 shares of Common Stock and no shares of Preferred
Stock were outstanding at Closing. Immediately prior to Closing, Tenthgate cancelled all the shares of its outstanding restricted common stock.
Accordingly, the Tenthgate shareholders were issued a total of 12,199,600 shares of Edmonds' common stock.

TenthGate Incorporated changed its year-end fiscal reporting date from October
31st to July 31st effective with the merger. The audited financials and disclosures associated with this 8KA filing are offered in lieu of a 10KSB for such period. The next scheduled filing by the newly merged TenthGate
Incorporated will be our first quarter 10QSB for the period ending October 31,
2004, to be filed no later than December 20, 2005, as we will file for a 5 day extension.

The directors and officers of Tenthgate as of the Effective Time shall be the directors and the officers of the Surviving Corporation, each to serve in each case until his respective successor shall have been elected and qualified.

All employees of Tenthgate remained employees of the Surviving Corporation following the Effective Time, at the sole discretion of the directors and officers of the Surviving Corporation.

On and after the Effective Time, the surviving corporation assumed the existing stock compensation plan of Tenthgate.

All issued shares of Edmonds Common Stock outstanding immediately prior to the merger continued unchanged as securities of the Surviving Corporation.

Upon the Merger effective date, the separate existence of Tenthgate ceased,
Tenthgate was merged into Edmonds and the Surviving Corporation possess all the rights, privileges, powers and franchises of a public or private nature, and shall be subject to all the restrictions, disabilities and duties of each of the
Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively as possible the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent
Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

The focus of the merged entity is a medical holding company focused on the acquisition and development of life changing health related technologies. The range of acquired technologies will include biotech/life sciences, diagnostic and unique medical devices. TenthGate, Inc. has already acquired two intellectual properties to date and has identified other specific technologies for acquisition and is currently in early stage negotiations with those targeted prospects.

Innovation has and is taking place in every spectrum of today's world. This is especially true of the health care industry in many different aspects. In the late 1980's to present, software and technology advances had been brought to the forefront and received most of the attention and capital needed for advancements. Those high tech innovations now have created a unique opportunity in healthcare innovations which are now ready for development and harvesting for the benefit of society in whole. With faster and more complex computing power, miniaturization capabilities now present and the ability for much more thorough and definitive analysis of data, the healthcare industry has seen advances in technology development unparalleled in history. The pipeline for this innovation has outpaced the current system's ability to properly fund, manage, and commercialize the opportunities leaving an incredible number of life changing technologies needing strategic partners to assist in their further development.
This is the need in which TenthGate Incorporated will fill and why the organization was created. The healthcare innovative technology pipeline is full and primed to supply an aggressive medical holding company like TenthGate
Incorporated with staggering levels of life changing, healthcare value propositions.

Presently, TenthGate Incorporated owns or has the rights to two properties that were determined to have met the company's profile for development at the time of the acquisition. These properties include the medical device know as
SutureMate(R), which is currently selling commercially at small levels and provides a unique niche in the needle stick prevention area. The other innovation is Ice Baton(R), for which the company has acquired the worldwide exclusive rights. Ice Baton provides an innovative, nature ice treatment of hemorrhoids which avoids the possible complications associated with chemical topical ointment treatments. Ice Baton has been FDA approved and has received a
CE mark in Europe and is selling commercially at minimum levels in England presently.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 18, 2005, pursuant to the Agreement, we issued a total of 12,199,600 shares of the surviving company's common stock to the Tenthgate shareholders in exchange for all of the outstanding shares of Tenthgate. These shares were issued in reliance on an exemption from registration under Section 4(2) of the
Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section
4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors.
In addition, the Tenthgate shareholders had the necessary investment intent as required by Section 4(2) since the Tenthgate shareholders agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section
4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Tim Novak is currently President, CEO and CFO of Edmonds 5, Inc. and President
and CEO of TenthGate, Inc., and will remain as President, CEO, and CFO in the merged entity. R. Paul Gray is currently Secretary/Treasurer of Edmonds 5, Inc.
and Secretary/Treasurer, CFO of TenthGate, Inc. and will remain as such in the merged entity except for relinquishing his CFO role in the merged entity to Tim
Novak on August 18, 2005.

Tim Novak-42 President, CEO, CFO is a senior corporate executive with 20 years of progressive business development and leadership experience. He most recently orchestrated the creation, capital raise and asset purchase for a multi-product, publicly traded healthcare company where he served as Chairman and CEO. He provides, "Plain Truth and Practical Solutions" through Core Concepts, LLC
www.coreconcepts.net as a founding member of this multi-discipline, corporate development team. Mr. Novak has served as Regional Vice President for Women's
Health Partners, Inc., a 100 member OB/GYN specific management services organization (MSO) orchestrating all aspects of physician practice operations, development of new ancillary services and delivering comprehensive financial reporting on $20 million in revenue.

Mr. Novak's other professional experiences includes: performing independent consulting through Novak Ventures, Unlimited in the areas of healthcare partnering and strategic planning including an innovative project with Hospice of Central Kentucky. He served as Vice President of Professional Relations with
The Physicians, Inc., a 1,400 member Independent Physician Association (IPA). He operated a financial programming business as a registered representative and independent agent for USPA & IRA (licensed with the SEC series 6 & 63)
developing, selling and servicing comprehensive financial programs. Mr. Novak began his professional career serving his Country. He earned the rank of Captain while serving 5-years on active duty as a Medical Service Corp Officer in the
25th Infantry Division and as Department of Surgery Administrator at Tripler
Army Medical Center on Oahu Hawaii.

Tim Novak has served on the Advisory Board of Directors for South Central Bank &
Trust, founder and President of the Hardin County Education Foundation, Inc.,
President of the Elizabethtown Kentucky Rotary Club, Chairman for the Lincoln
Trail District Boy Scouts of America and founding member and board member of the
CEO Council, Inc. based in Washington DC.

Mr. Novak attended Bowling Green State University where he received his Bachelor of Science Degree and received his Masters of Science in General Administration from Central Michigan University.

R. Paul Gray-42 Secretary/Treasurer and Executive Vice President is considered a financial expert under the rules promulgated by the major stock exchanges. Mr.
Gray is the Managing Member of Core Concepts, LLC based just outside of
Washington DC. Mr. Gray has extensive experience with private and public companies on financial, compliance and audit matters. Mr. Gray is a member of several public company boards and sits on various compensation and audit committees. Paul is a graduate of West Virginia University and an alumni of several major accounting firms.

The surviving company is being directed and operated by Tim Novak and Paul Gray presently. These individuals have a pattern of achievement and success in the governance and development of companies and have a deep understanding of development stage public companies and the healthcare industry.

Additional board members of significant stature, knowledge and skill sets have been targeted to be added in the near future as well as corporate management additions. These individuals will be added at a point that matches the pace of the organization's growth.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)     Financial Statements of Business Acquired.

        Audited Financial Statements of the Business Acquired are filed as part of this Amendment No. 1 to the Form 8K (See Page 9).

(b)     Pro Forma Financial Information.

        Not applicable

(c)     Exhibits.

Exhibit
Number          Description

2.1             PLAN OF MERGER BY AND BETWEEN TENTHGATE INCORPORATED
                AND EDMONDS 5, INC. DATED AUGUST 18, 2005.*

* Filed as part of the original 8K filed with the SEC on August 19, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TENTHGATE INCORPORATED

                           By:   /s/ Tim Novak
                                 TIM NOVAK
                                 President, CEO, CFO

Dated: December 15, 2005

                                 TENTHGATE, INC.
                                AND SUBSIDIARIES
                        (A development stage enterprise)

                        Consolidated Financial Statements
                              as of July 31, 2005,
                             and for various periods
                          ended July 31, 2005 and 2004
                                       and
                        Report of Independent Registered
                             Public Accounting Firm

                                        9

                        TENTHGATE, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

                                TABLE OF CONTENTS

________________________________________________________________________________

                                                                    Page

Report of Independent Registered Public Accounting Firm               11

Consolidated Financial Statements as of July 31, 2005, and
for various periods ended July 31, 2005 and 2004:

      Consolidated Balance Sheet                                      12

      Consolidated Statements of Operations                           13

      Consolidated Statements of Stockholders' Equity                 14

      Consolidated Statements of Cash Flows                           15

      Notes to Consolidated Financial Statements                      16

________________________________________________________________________________

                                        10

                     [Letterhead of Kingery & Crouse, P.A.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of TenthGate, Inc. and subsidiaries:

We have audited the accompanying consolidated balance sheet of TenthGate, Inc.
and subsidiaries (the "Company") as of July 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended July 31, 2005 and 2004 and the period March 31, 2003 (date of incorporation) to July 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The
Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of
July 31, 2005, and the results of its operations and cash flows for the years ended July 31, 2005 and 2004 and the period March 31, 2003 (date of incorporation) to July 31, 2005 in conformity with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and C to the consolidated financial statements, the Company is in the development stage, has suffered recurring losses from operations and will require a significant amount of capital to proceed with its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kingery & Crouse, P.A.
Tampa, FL

December 11, 2005

                                       11

                        TENTHGATE, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

                 CONSOLIDATED BALANCE SHEET AS OF JULY 31, 2005
________________________________________________________________________________

ASSETS

CURRENT ASSETS:
Cash                                                      $     9,537
Inventories                                                     1,000
Stock subscription receivable - related party                  15,000
Prepaid expenses and other current assets                       5,000
   Total current assets                                        30,537

INTANGIBLE ASSET - LICENSING AGREEMENT (net of
  accumulated amortization of $31,950)                        447,200

   TOTAL                                                  $   477,737
                                                          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accrued and other liabilities                             $     1,250
Due to related parties                                        170,000
   Total current liabilities                                  171,250

ROYALTIES PAYABLE (net of current portion and
   unamortized discount of $410,700)                          189,299
   Total liabilities                                          360,549

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 50,000,000
  shares authorized: -0- shares issued and outstanding              -
Common stock, $0.001 par value, 150,000,000 shares
  authorized; 12,199,600 shares issued and outstanding         12,200
Additional paid-in capital                                  1,106,830
Deficit accumulated during the development stage           (1,001,842)
   Total stockholders' equity                                 117,188

   TOTAL                                                  $   477,737
                                                          ============

________________________________________________________________________________

See notes to consolidated financial statements.

                                       12

                        TENTHGATE, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
    FOR THE YEARS ENDED JULY 31, 2005 AND 2004, AND THE PERIOD MARCH 31, 2003
                    (DATE OF INCORPORATION) TO JULY 31, 2005

_____________________________________________________________________________________

                                                                       For the period
                                                                       March 31, 2003
                                        For the year   For the year      (date of
                                         ended July     ended July     incorporation)
                                          31, 2005       31, 2004     to July 31, 2005

REVENUES                                $    17,415    $    11,250     $     28,665

COSTS OF REVENUES                             9,500          5,250           14,750

GROSS PROFIT                                  7,915          6,000           13,915

OTHER OPERATING EXPENSES:
 Officer compensation and benefits           87,000         30,000          117,000
 Stock based consulting                     691,500              -          691,500
 Professional fees                          113,295              -          113,295
 Amortization                                31,950              -           31,950
 Other                                       18,833              -           18,833
  Total other operating expenses            942,578         30,000          972,578

LOSS FROM OPERATIONS                       (934,663)       (24,000)        (958,663)

INTEREST EXPENSE                             43,179              -           43,179

NET LOSS                                $  (977,842)   $   (24,000)    $ (1,001,842)
                                        ============   ============    =============

NET LOSS PER SHARE:
Basic and diluted                       $      (.52)   $      (.24)
                                        ============   ============

Weighted average number of shares
 outstanding - basic and diluted          1,889,740          1,000
                                        ============   ============

_____________________________________________________________________________________

See notes to consolidated financial statements.

                                       13

                        TENTHGATE, INC. AND SUBSIDIARIES
                        (A development stage enterprise)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
         FOR THE YEARS ENDED JULY 31, 2005 AND 2004, AND FOR THE PERIOD
             MARCH 31, 2003 (DATE OF INCORPORATION) TO JULY 31, 2005
________________________________________________________________________________________________________________

                                                                             Additional   Common
                                    Preferred Stock         Common Stock      Paid-In      Stock
                                  Shares      Amount     Shares      Amount   Capital    Subscribed    Deficit

Balances, March 31, 2003              -      $     -           -    $   -   $       -    $       -    $       -

Founders Shares at $.001              -            -           -        -           -       10,000            -

Issuance of common  stock             -            -           -        -           -            -            -

Net loss                              -            -           -        -           -            -            -

Balances, July 31, 2003               -            -           -        -           -       10,000            -

Net loss                              -            -           -        -           -            -      (24,000)

Issuance of shares to Power
3 Medical Products, Inc.              -            -       1,000        1           -            -            -

Balances, July 31, 2004               -            -       1,000        1           -       10,000      (24,000)

Issuance of Common Stock:

  For settlement of related
  party notes payable at
  $.50 per share                      -            -     648,600      649     323,651            -            -

  For consulting services at
  $.50 per share                      -            -     240,000      240     119,760            -            -

  Via 506 Private Placement
  at $.50 per share                   -            -      40,000       40      19,960            -            -

  Via 506 Private Placement
  at $.05 per share                   -            -   1,270,000    1,270      62,230            -            -

  Stock based compensation
  on  above shares sold at
  $.05                                -            -           -        -     571,500            -            -

  Issuance of Founder's
  shares                              -            -  10,000,000   10,000           -      (10,000)           -

Forgiveness of related party
interest                              -            -           -        -       9,729            -            -

Net loss                              -            -           -        -           -            -     (977,842)

Balances, July 31, 2005               -      $     -  12,199,600  $12,200  $1,106,830            -  $(1,001,842)
                                 =======     ======== ==========  ======== ==========    ========== ============

________________________________________________________________________________________________________________

See notes to consolidated financial statements.

                                       14

                        TENTHGATE, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

            CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
           JULY 31, 2005 AND 2004, AND THE PERIOD MARCH 31, 2003 (DATE
                       OF INCORPORATION) TO JULY 31, 2005

____________________________________________________________________________________________

                                                                            For the period
                                                                           March 31, 2003 to
                                              July 31, 2005  July 31, 2004  July 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                     $  (977,842)   $   (24,000)   $ (1,001,842)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
 Amortization of intangible asset                  31,950              -          31,950
 Non-cash interest expense                         43,179              -          43,179
 Stock based compensation                         691,500              -         691,500
 Changes in assets and liabilities, net:
 Prepaid expenses and other current assets         (4,110)          (890)         (5,000)
 Inventories                                        5,110         (5,110)              -
 Current liabilities                              141,250         30,000         171,250
NET CASH USED BY OPERATING ACTIVITIES             (68,963)             -         (68,963)

CASH PROVIDED BY FINANCING ACTIVITIES -
 Proceeds from issuance of common stock            78,500              -          78,500

NET INCREASE IN CASH                                9,537              -           9,537

CASH, BEGINNING OF PERIOD                               -              -               -

CASH, END OF PERIOD                           $     9,537    $         -    $      9,537
                                              ============   ============   =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                 $         -    $         -    $          -
                                              ============   ============   =============
Income taxes paid                             $         -    $         -    $          -
                                              ============   ============   =============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Stock subscription advances issued for
  common stock subscribed                     $         -    $    10,000    $     10,000
                                              ============   ============   =============
Related party notes payable exchanged for
  equity securities                           $   324,300    $         -    $    324,300
                                              ============   ============   =============
Assets acquired through assumption of
  liabilities and conveyance of equity
  securities (see Note H)                     $   479,150    $         -    $    479,150
                                              ============   ============   =============
Common stock issued for related party
  notes payable                               $   324,300    $         -    $    324,300
                                              ============   ============   =============
Accrued interest payable forgiven and
  included in additional paid-in capital      $     9,729    $         -    $      9,729
                                              ============   ============   =============
____________________________________________________________________________________________

See notes to consolidated financial statements.

                                       15

                        TENTHGATE, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

TenthGate, Inc. ("Tenthgate" or the "Company") was initially incorporated under the laws of the state of Nevada as Power 3 Medical, Inc. in March 2003. The
Company is a medical holding company that is strategically positioned to acquire, create and implement specialty healthcare, bio-tech products and service solutions designed to enhance effectiveness, viability and well being.
To date, the Company has been primarily engaged in the business of manufacturing and distributing a medical device know as SutureMate(R), which is currently selling commercially at small levels and provides a unique niche in the needle stick prevention area. As discussed below, through one of its subsidiaries, the
Company has also acquired the worldwide exclusive rights to a product known as the Ice Baton(R). The Ice Baton provides an innovative, natural ice treatment of hemorrhoids, which avoids the possible complications associated with chemical topical ointment treatments. Ice Baton has been approved by the Food and Drug
Administration, has received approval in Europe, and is selling commercially at minimum levels in England. TenthGate is actively seeking acquisition of additional life changing technologies to add to its portfolio.

Our operations are located in Bradenton, Florida and Ashburn, Virginia. Since our inception, we have operated out of the homes of our officers. No rent has been ascribed to the value of this rent in the accompanying consolidated statements of operations as it is not significant.

The accompanying consolidated financial statements include the accounts of the
Company and its wholly owned subsidiaries (collectively "we", "us", "our"). All significant intercompany accounts and balances have been eliminated in consolidation.

The license to sell the SutureMate product was acquired through a divestiture between Power 3 Medical Products, Inc., a New York public corporation and
TenthGate via a Distribution Agreement and Technology Transfer Agreement dated
May 11, 2004. The consideration for the license was 1,000 shares of TenthGate common stock.

As discussed at Note H, pursuant to the terms of an acquisition agreement dated
August 10, 2004 TenthGate, Inc. purchased all the issued and outstanding shares of Ice Therapies, Inc. (a Florida corporation) which was a private development stage company with minimal financial position and/or operations and contained the worldwide exclusive rights to Ice Baton(R).

Pursuant to the terms of an acquisition agreement dated May 24, 2005, TenthGate,
Inc, purchased 100,000 shares of common stock, which represented all of the issued and outstanding shares, of Edmonds5, Inc., a Delaware publicly traded development stage company with minimal financial position and/or operations
("Edmonds") for $39,500 (consisting of cash of $38,500 and liabilities assumed of $1,000). Because this entity had no assets identifiable or otherwise, we treated the purchase price as an expense on the books and records of Edmonds.
Since the transaction was accounted for as a purchase, our 2005 consolidated results of operations only include the results of operations of the entity since the date of acquisition. Our 2005 revenues, expenses, net loss and net loss per

                                       16

share would not have changed significantly if we had included such amounts for
Edmonds for the entire year ended July 31, 2005.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

Our consolidated financial statements are prepared using the accrual method of accounting. Because we have not generated significant revenues, we are considered to be in the development stage as defined in Financial Accounting
Standards Board Statement No. 7. Accordingly, some of our accounting policies and procedures have not yet been established.

Revenue Recognition

Our revenue recognition policy is consistent with the criteria set forth in
Staff Accounting Bulletin 104 - Revenue Recognition in Financial Statements
("SAB 104") for determining when revenue is realized or realizable and earned.
In accordance with the requirements of SAB 104 we recognize revenue when (1)
persuasive evidence of an arrangement exists; (2) delivery of our products has occurred; (3) our price to our customer is fixed or determinable; and (4)
collectibility of the sales price is reasonably assured. As such, we recognize revenues in the month in which we provide the product and/or service.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying financial statements include assessing the impact of contingencies (see Note H) as well as estimating long-lived impairments, among others. The markets for our products are characterized by intense competition, evolving standards and price competition, all of which could impact the future recoverability of our assets.
Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Income Taxes

We compute income taxes in accordance with Financial Accounting Standards
Statement No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109,
deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the tax bases of assets and liabilities and their financial statement carrying amounts. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Temporary differences between financial and taxable reporting arise primarily from differences in the tax bases of assets arising from the Edmonds acquisition, interest expense attributable to the amortization of the discount on the royalty payable, and the reversal of certain accrued payroll to our officers (reflected as due to related parties in the accompanying consolidated balance sheet) that is not deductible for income tax purposes until the amounts are paid.

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Financial Instruments and Concentrations of Credit Risk

We believe the book value of our current assets and liabilities approximate their fair values due to their short-term nature.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash. With respect to cash, during the year ended July 31, 2005, we maintained all of our cash in a deposit account with one financial institution, which deposit account at times may have exceeded federally insured limits. We have not experienced any losses in such account.

Loss Per Common Share

We compute net loss per share in accordance with Statement of Financial
Accounting Standards Board Statement No. 128 "Earnings per Share" ("SFAS No.
128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the periods. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. We did not have any common stock equivalents outstanding during any of the periods included in the accompanying consolidated statement of operations; as such, basic and diluted loss per share are identical for each of these periods.

Stock-Based Compensation

We account for equity instruments issued to employees for services based on the fair value of the equity instruments issued and account for equity instruments issued to those other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

Statement of Cash Flows

For purposes of the statement of cash flows, we consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Intangible Asset

Our intangible asset arises from the purchase of Ice Therapies, Inc. (see Note
H). The intangible was recorded at cost and is being amortized over a period of fifteen years (the contractual life of the licensing agreement) on a straight-line basis. Total amortization expense for the five years ended July
31, 2010 is expected to be $159,750.

Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) 144, "Accounting for the
Impairment or Disposal of Long-Lived Assets" requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. We evaluated our long-lived asset at
July 31, 2005 and believe it is recoverable.

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Unamortized Discount

Unamortized discount resulting from royalties payable under our licensing agreement (see Note H) is being amortized to interest expense over the contractual life of the licensing agreement (15 years) using the interest method.

Recent Pronouncements

We do not expect that the adoption of any recent accounting pronouncements will have a material impact on our consolidated financial statements.

NOTE C - GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred losses since our inception, and have experienced and continue to experience negative cash flows from operations. In addition, we have a working capital deficit of approximately
$180,700 as of July 31, 2005, and will continue to have ongoing requirements for substantial additional capital investment to accomplish our business plan over the next several years. We continue to experience some success generating operating revenues; however, we do not expect our revenue stream to be sufficient to cover costs of operations in the immediate future. Our plans include the completion of an equity round of capital of up to $1,000,000 (see
Note I) in the next year. Cash commitments and expenditures will be kept to a minimum until such time as an appropriate amount of capital can secured. However there is no assurance that we will secure any amount of equity capital and/or generate enough revenues to meet our cash requirements. These factors, among others, indicate that we may be unable to continue as a going concern.

Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE D - INCOME TAXES

Our results of operations were minimal during the year ended July 31, 2004 and the period from March 31, 2003 to July 31, 2003. Because of this and because we recognized losses for both financial and tax reporting purposes during the year ended July 31, 2005, no provisions for income taxes and/or deferred income taxes payable have been provided for in the accompanying consolidated financial statements. The significant components of our net deferred income tax assets as of July 31, 2005 (assuming an effective income tax rate of 39%) are approximately as follows:

Current deferred income tax asset:                    Amounts

   Due to related parties                           $   64,000
   Less valuation allowance                            (64,000)

Current deferred income tax asset                   $        -
                                                    ===========

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Non -current deferred income tax asset:

Intangible assets                                   $     14,700
Other                                                     16,300
Net operating loss carryforwards                          69,300
Subtotal                                                 100,300
Less valuation allowance                                (100,300)

Non-current deferred income tax asset               $          -
                                                    =============

At July 31, 2005, we had total net operating loss carryforwards of approximately
$184,100 for income tax purposes. The significant difference between our deficit and net operating loss carryforwards are primarily attributable to the effect of permanent differences arising from stock compensation recorded as a result of common stock issued to our officers. Assuming that future stock issuances do not trigger a "change in control", these carryforwards will be available to offset future taxable income in various years ended July 31, 2025. The current and non-current deferred income tax assets and related benefits for income taxes are not recorded in the accompanying consolidated financial statements because we established valuation allowances to fully reserve such assets, as their realization did not meet the required asset recognition standards established by
SFAS 109. The valuation allowance increased by approximately $152,900 during the year ended July 31, 2005.

NOTE E - STOCK COMPENSATION PLAN

During June 2005, we adopted the 2005 Stock Compensation Plan (the "Plan"), which allows for 2,000,000 shares of our common stock to be issued to officers, directors, employees, subsidiaries, consultants and attorneys who provide services to the Company. Our board of directors (or a committee designated by the board) has complete authority to administer and issue shares pursuant to the
Plan. The exercise price of any incentive stock options awarded under the Plan shall not be less than 100% of the fair market value of the shares on the date of grant. The Plan expires in June, 2015. No stock options have been issued under this plan.

NOTE F - OTHER RELATED PARTY TRANSACTIONS

Core Concepts, LLC ("CCLLC") a privately held Virginia corporation owned by our officers transferred to us 144,033 restricted common shares of stock of Power 3
Medical Products, Inc.(PWRM.OB) having a value of approximately $324,300 as of
August 10, 2004. As discussed at Note H, this stock was then utilized as consideration by us to facilitate our purchase of Ice Therapies, Inc. In connection with the transfer of stock, we issued CCLLC a 13 month promissory note in the amount of $324,300, at 6% annual interest. The terms of the note allowed CCLLC to convert the principal and any accrued interest into shares of our common stock after January 1, 2005. During February 2005, CCLLC elected to receive common stock and we issued them 648,600 shares, valued at $0.50 per share in full payment of the promissory note. Accrued interest on such note of approximately $9,400 was forgiven by our officers and recorded as additional paid-in capital.

Shortly after the divestiture of TenthGate from Power 3 Medical Products, Inc.
(see Note A), we agreed to issue 10,000,000 shares of our common stock to our officers for $10,000 (or at par value), which amount was considered to represent the fair value of our common stock at such time. The receivable arising from this transaction was recovered in 2005 when the shares were issued.

                                       20

During the year ended July 31, 2005, CCLLC purchased 1,310,000 shares of our common stock, at prices ranging from $.05 to $.50 per share, for $83,500 (this amount includes a stock subscription receivable of $15,000; substantially all of which was recovered subsequent to July 31, 2005). Because our shares had a fair value of $.50 per share during the time they were being purchased (as evidenced by other issuances of shares for services) we recorded stock based compensation expense of $571,500 during the year ended July 31, 2005 as a result of the issuance of shares at $.05.

We have agreed to afford piggyback registration rights to CCLLC for any shares it holds in the event we register shares in the future.

Due to Related Parties in the accompanying consolidated balance sheet arises from amounts due to our officers for compensation since our inception.

NOTE G - COMMITMENTS

On June 8, 2005 we entered into one year employment contracts with both our CEO and Executive Vice President. Under these contracts, their base salaries are
$150,000 per annum. The contracts are renewable and upon the first anniversary the base salaries are to be increased by an amount not less than 20%. At the discretion of our board of directors, a bonus may be paid to these officers based upon on our gross revenues increasing during the period. The bonus amount may not exceed 100% of the officers' gross salaries. The officers are also to receive business related benefits, and fringe benefits on the same basis as the highest executives of our company. The agreements may be terminated by either party with the following general conditions. If we terminate the agreements for cause we are required to provide a 30 day notice and pay and provide compensation and benefits for 90 days, if not for cause, we are required to provide a 90 day notice and we shall pay and provide compensation and benefits for either 6 months or 3 months, depending upon the effective date of termination.

On August 10, 2004, TenthGate Incorporated signed a one year strategic alliance agreement with UTEK Corporation ("UTEK"). Under the terms of the agreement, UTEK valued their services at $120,000 and allowed us to satisfy such amount through the issuance of 240,000 shares of our common stock valued at $.50 per share.
Through its strategic alliance agreements, UTEK assists companies in enhancing their new product pipeline with the acquisition of proprietary intellectual capital from universities and laboratory research centers. We recognized
$120,000 of stock based compensation under this consulting agreement during the year ended July 31, 2005.

NOTE H - PURCHASE OF ICE THERAPIES, INC.

On August 10, 2004, primarily for the purpose of acquiring a worldwide license to distribute Ice Baton(R), we purchased all of the common stock of Ice
Therapies, Inc. for total consideration of $480,150 (consisting of 144,033 restricted common shares of stock of PWRM.OB having a value of approximately
$324,300 and the assumption of liabilities having a fair value of approximately
$155,850 under a Licensing Agreement with the manufacturer of Ice Baton(R)). The purchase price was allocated to the following assets:

      Inventories                              $   1,000
      Licensing Agreement                        479,150

      Total                                    $ 480,150
                                               =========

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Since the transaction was accounted for as a purchase, our 2005 consolidated results of operation only include the results of operations of the entity since the date of acquisition. Our 2005 revenues, expenses, net loss and net loss per share would not have changed significantly if we had included such amounts for
Ice Therapies, Inc. for the entire year ended July 31, 2005.

Pursuant to terms of the Licensing Agreement, on a quarterly basis for a period of fifteen years beginning with the quarter ended September 30, 2006, we are required to pay a royalty of the greater of $10,000, or 4% of sales of products that incorporate the licensed technology. Accordingly, the licensing agreement and related discount are to be amortized over such term, and no residual value has been assumed to exist. Because the cost of any royalties in excess of
$10,000 per quarter was not and is not determinable, we have only included the fair value of the $10,000 royalty stream in the determination of the cost of the licensing agreement. In accordance with SFAS 141, any additional amounts paid under this arrangement will be reflected as a purchase price adjustment in the year in which the costs are incurred.

NOTE I - SUBSEQUENT EVENTS

Merger

On August 18, 2005, TenthGate was merged into Edmonds. Each share of common stock outstanding of TenthGate (12,199,600 shares) was converted into and exchanged for one share of Edmonds common stock. On September 1, 2005, the name of the company was changed to TenthGate Incorporated (a Delaware company).

The merged entity will be a medical holding company focused on the acquisition and development of life changing health related technologies. The range of acquired technologies will include biotech/life sciences, diagnostic and unique medical devices.

Consulting Agreements

In August 2005, we engaged a financial consulting firm to provide us with services related to our strategic business development, market feasibility analyses and intellectual property valuations. In connection with these services we issued the firm 100,000 shares of our common stock, valued at .50 per share and a one time administrative fee of $2,500 in cash. Upon receipt of certain deliverables we will be required to issue an additional 300,000 shares of our common stock under an S-8 registration statement, which has not yet been filed.
This term of this agreement is expected to be 12 months.

In addition, on September 21, 2005, we signed a 12 month strategic alliance agreement with UTEK. UTEK valued their services at $120,000 and gave us the option to satisfy such amount through the issuance of 240,000 shares of our common stock, which shares vest at the rate of 20,000 shares per month. Through their strategic alliance agreements, UTEK assists companies in enhancing their new product pipeline with the acquisition of proprietary intellectual capital from universities and laboratory research centers.

In August 2005, we engaged a financial consulting firm to provide us with services related to our strategic business development, market feasibility analyses and intellectual property valuations. In connection with these services we issued the firm 100,000 shares of our common stock, valued at $.50 per share and a one time administrative fee of $2,500. Upon receipt of certain deliverables we will be required to issue an additional 300,000 shares of our common stock under an S-8 registration statement, which has not yet been filed.
This term of this agreement is expected to be 12 months.

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Related Party Promissory Note

On September 19, 2005, we received a loan from our President for $10,000, under a promissory note. The note accrues interest at 8% interest and is due on April
19, 2006.

Formation of Subsidiary and Transfer of Assets

In August of 2005, we effected the creation of Atlantic Development Group, Inc.
("ADG", a Virginia corporation) as a wholly owned subsidiary. In connection with the development of ADG, we moved certain of our assets to ADG in conjunction with a division strategy being implemented. The assets moved from ownership of
TenthGate, Inc. the parent organization, to ADG were the assets owned by Ice
Therapies, Inc. and the SutureMate product in exchange for all of the shares of
ADG.

Private Placement Memorandum

We opened a private placement offering for $1,000,000 November 1, 2005. We are offering a maximum of 2,000,000 Units for $0.50 per Unit (each unit consists of one share of common stock and one common stock warrant that allows the holder to purchase one share of our common stock for $0.75 within one year of the date the
Units are purchased). The Units are being offered to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a best efforts basis. Since there is no required minimum amount that must be raised, funds received from all subscribers will be released to us upon acceptance of the subscriptions.

These securities are being offered in reliance upon an exemption from registration under the Securities Act, which exemption depends upon the existence of certain facts, including but not limited to the requirements that the securities are not being offered through general advertising or general solicitation, advertisements or communications in newspapers, magazines or other media, or broadcasts on radio or television, and that the private placement memorandum will be treated as confidential by the persons to whom it is delivered.

No proceeds have been received under this arrangement through the date of the report of our Independent Registered Public Accounting Firm.

________________________________________________________________________________

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